UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2020

Hibbett Sports, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-20969	20-8159608
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2700 Milan Court
Birmingham, Alabama 35211
(Address of principal executive offices, zip code)

(205) 942-4292
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value Per Share	HIBB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Previous Independent Registered Public Accounting Firm.

The Audit Committee of the Board of Directors (Audit Committee) of Hibbett Sports, Inc. (Company) conducted an evaluation to determine the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2021. Several firms were invited to participate in this process, including KPMG LLP (KPMG), which has served as the Company’s independent registered public accounting firm since 2002.

As a result of this process, following the review and evaluation of the proposals from the participating firms, on July 3, 2020, the Company dismissed KPMG as its independent registered public accounting firm, effective as of such date. The Audit Committee approved the dismissal of KPMG.

The reports of KPMG on the Company’s consolidated financial statements as of February 1, 2020 and February 2, 2019, and the report of KPMG on the effectiveness of internal control over financial reporting as of February 1, 2020 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG LLP’s report on the Company’s consolidated financial statements as of and for the years ended February 1, 2020 and February 2, 2019, contained a separate paragraph indicating that as discussed in Note 2 to the consolidated financial statements, the Company changed its method of accounting for leases as of February 3, 2019, due to the adoption of Accounting Standards Update 2016-02, Topic 842, Leases.

During the fiscal years ended February 1, 2020 and February 2, 2019, and the subsequent interim period through July 3, 2020, there were no (i) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference thereto in its report or (ii) “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Pursuant to Item 304(a)(3) of Regulation S-K, the Company has provided KPMG with a copy of the foregoing disclosures and requested that it furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of such letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Appointment of New Independent Registered Public Accounting Firm.

Following review of proposals from the independent registered public accounting firms that participated in the evaluation process, on July 3, 2020, the Company engaged Ernst & Young LLP (EY) as its independent registered public accounting firm for the fiscal year ended January 30, 2021. The decision to engage EY as the Company’s independent registered public accounting firm was approved by the Audit Committee.

During the fiscal years ended February 1, 2020 and February 2, 2019, and the subsequent interim period through July 3, 2020, neither the Company nor anyone on its behalf consulted with EY regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report was provided to the Company or oral advice was provided that EY concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter from KPMG LLP to the Securities and Exchange Commission dated July 7, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIBBETT SPORTS, INC.

July 7, 2020	By:	/s/ Robert Volke
Robert Volke
Senior Vice President and Chief Financial Officer